CONDOR SYSTEMS INC.
                      Ratio of Earnings to Fixed Charges

                             Pursuant to Item 503
                                Regulation S-K


                                                                                    Pro                                  Pro Forma
                                                                                   Forma                                    Six
                                                                                    Year                                    Months
                                                                                   Ended                                   Ended
                                          Years Ended December 31, 1998          December 31,  Six Months Ended June 30,  June 30,
                                 ----------------------------------------------- ------------  ------------------------- --------
Description                       1994     1995      1996       1997       1998        1998         1998         1999       1999
-----------                      -----     -----    -------    ------     ------      ------       ------       ------     ------

                                                                                       (dollars in thousands)
Income (loss) before income
  taxes                          3,127     5,266    (14,950)   (5,407)     4,262      (1,752)         (10)      (9,202)   (11,146)
   Interest                        597       813      1,287     5,311      6,734      13,668        3,480        4,397      6,727
   Amortization of deferred
     financing costs                 -         -          -       377        681           -          381          338          -
   Amortization of debt
     discount                        -         -          -         -        239           -           60           48          -
   Lease rental expense
     representative of
     interest                      582       492        419       450        571         571          283          275        275
                                 -----     -----    -------    ------     ------      ------       ------       ------     ------
Earnings before fixed charges    4,306     6,571    (13,244)      731     12,487      12,487        4,194       (4,144)    (4,144)
                                 =====     =====    =======    ======     ======      ======        =====       ======     ======


Fixed Charges
   Interest expense                597       813      1,287     5,311      6,734      13,668        3,480        4,397      6,727
   Amortization of deferred
     financing costs                 -         -          -       377        681           -          381          338          -
   Amortization of debt discount     -         -          -         -        239           -           60           48          -
   Lease rental expense
     representative of
     interest                      582       492        419       450        571         571          283          275        275
                                 -----     -----    -------    ------     ------      ------       ------       ------     ------
Total Fixed Charges              1,179     1,305      1,706     6,138      8,225      14,239        4,204        5,058      7,002
                                 =====     =====      =====     =====      =====      ======        =====        =====      =====

Ratio of earnings to fixed
   charges                         3.7       5.0        N/A       0.1        1.5         0.9          1.0          N/A        N/A
Deficiency in earnings                              (13,244)                                                    (4,144)    (4,144)

                              Condor Systems Inc.
                          Ratio of Net Debt to EBITDA

                             Pursuant to Item 503
                                Regulation S-K

                                                                                    Pro                                  Pro Forma
                                                                                   Forma                                    Six
                                                                                    Year                                    Months
                                                                                   Ended                                   Ended
                                          Years Ended December 31, 1998          December 31,  Six Months Ended June 30,  June 30,
                                 ----------------------------------------------- ------------  ------------------------- --------
Description                       1994     1995      1996       1997       1998        1998         1998         1999       1999
-----------                      -----     -----    -------    ------     ------      ------       ------       ------     ------
                                                                     (dollars in
                                                                      thousands)
Operating Income (loss)              0         0          0         0          0      11,679            0           0           0
   Depreciation and amortization                                                       2,372
   Amortization of purchased
     technolog                                                                         2,489
                                 -----     -----    -------    ------     ------      ------       ------       ------     ------
EBITDA                               0         0          0         0          0      16,540            0            0          0
                                 =====     =====    =======    ======     ======      ======       ======       ======     ======

Total Debt (including current
  maturities)                        -         -          -         -          -     100,000            -            -          -
   Less Cash and cash equivalents                                                     (7,216)
                                 -----     -----    -------    ------     ------      ------       ------       ------     ------
Net Debt                             -         -          -         -          -      92,784            -            -          -
                                 =====     =====    =======    ======     ======      ======       ======       ======     ======

Ratio of Net Debt to EBITDA        N/A       N/A        N/A       N/A        N/A         5.6          N/A          N/A        N/A

                              Condor Systems Inc.
                       Ratio of EBITDA to Cash Interest

                             Pursuant to Item 503
                                Regulation S-K

                                                                                    Pro                                  Pro Forma
                                                                                   Forma                                    Six
                                                                                    Year                                    Months
                                                                                   Ended                                   Ended
                                          Years Ended December 31, 1998          December 31,  Six Months Ended June 30,  June 30,
                                 ----------------------------------------------- ------------  ------------------------- --------
Description                       1994     1995      1996       1997       1998        1998         1998         1999       1999
-----------                      -----     -----    -------    ------     ------      ------       ------       ------     ------
                                                                     (dollars in
                                                                      thousands)
Operating Income (loss)              -         -          -         -          -      11,679            -            -          -
   Depreciation and amortization                                                       2,372
   Amortization of purchased
     technolog                                                                         2,489
                                 -----     -----    -------    ------     ------      ------       ------       ------     ------
EBITDA                               -         -          -         -          -      16,540            -            -          -
                                 =====     =====    =======    ======     ======      ======       ======       ======     ======

Interest Expense
   Subordinated Notes                0         0          0         0          0      11,875            0            0          0
   New Senior Credit Facility        -         -          -         -          -         990            -            -          -
                                 -----     -----    -------    ------     ------      ------       ------       ------     ------
Cash Interest Expense                0         0          0         0          0      12,865            0            0          0
                                 =====     =====    =======    ======     ======      ======       ======       ======     ======

Ratio of EBITDA to Cash Interest   N/A       N/A        N/A       N/A        N/A         1.3          N/A          N/A        N/A

                              Condor Systems Inc.
          Ratio of EBITDA Less Capital Expenditures to Cash Interest

                             Pursuant to Item 503
                                Regulation S-K

                                                                                    Pro                                  Pro Forma
                                                                                   Forma                                    Six
                                                                                    Year                                    Months
                                                                                   Ended                                   Ended
                                          Years Ended December 31, 1998          December 31,  Six Months Ended June 30,  June 30,
                                 ----------------------------------------------- ------------  ------------------------- --------
Description                       1994     1995      1996       1997       1998        1998         1998         1999       1999
-----------                      -----     -----    -------    ------     ------      ------       ------       ------     ------

                                                                     (dollars in
                                                                      thousands)
Operating Income (loss)              -         -          -         -          -      11,679            -            -          -
   Depreciation and amortization                                                       2,372
   Amortization of purchased
     technology                                                                        2,489
EBITDA                               -         -          -         -         -       16,540            -            -          -
   Capital Expenditures                                                                2,503
                                 -----     -----    -------    ------     ------      ------       ------       ------     ------
EBITDA Less Capital Expenditures     -         -          -         -          -      14,037            -            -          -
                                 =====     =====    =======    ======     ======      ======       ======       ======     ======

Interest Expense
   Subordinated Notes                0         0          0         0          0      11,875            0            0          0
   New Senior Credit Facility        -         -          -         -          -         990            -            -          -
                                 -----     -----    -------    ------     ------      ------       ------       ------     ------
Cash Interest Expense                0         0          0         0          0      12,865            0            0          0
                                 =====     =====    =======    ======     ======      ======       ======       ======     ======

Ratio of EBITDA to Cash Interest   N/A       N/A        N/A       N/A        N/A         1.1          N/A          N/A        N/A